Exhibit 99.1

Net1 to Acquire KSNET, a Leading Republic of Korea Payment Processing Company

Transaction Expands Net1’s International Footprint, Diversifies Revenue and is Immediately Accretive to Fundamental Earnings

Johannesburg, September 16, 2010 – Net 1 UEPS Technologies, Inc. (NASDAQ: UEPS, JSE: NT1) (“Net1” or the “Company”) today announced that it has agreed to acquire 98.73% of KSNET, Inc. (“KSNet”), a leading Republic of Korea (“Korea”) payment processor, for a purchase price of approximately 270 billion Korean won (“KRW”), or approximately $233 million based on current exchange rates. The Company will fund the transaction utilizing a combination of cash reserves and new debt facilities. Net1 expects the transaction to be immediately accretive to fiscal 2011 fundamental earnings (which is a non-GAAP measure). The transaction is expected to close in the second quarter of fiscal 2011.

KSNet is the fastest growing and most profitable payment solutions provider in Korea, has the broadest product offering in the country, a base of approximately 200,000 merchants and an extensive direct and indirect sales network. Over 90% of KSNet’s revenue comes from the provision of payment processing services to merchants and card issuers through its Value Added Network (“VAN”). Over the past two years, KSNet’s transaction processing volume has increased at a 24% CAGR, and reached 1.4 billion transactions during calendar year 2009.

Net1 believes that the acquisition of KSNet will strengthen its long-term growth platform, and is strategically important for the following reasons:

  Demonstrated ability to generate strong growth and cash flow generation: KSNet has delivered impressive revenue and earnings growth, and cash flow conversion since 2007, despite the global financial crisis. During the twelve months ended June 30, 2010, KSNet generated revenue of KRW 101 billion (approximately $86 million), a year-over-year increase of 23% and grew 28% in EBITDA;

  Sustainable growth profile on a standalone basis: According to the Bank of Korea, the total number of card transactions in Korea grew at a 23% CAGR from 2007 through 2009. KSNet is the fastest growing and most profitable transaction processor in Korea, driven by solid growth in payment card adoption and usage, a large and well established sales force, innovative personal income tax incentives which encourages use of payments cards, and expansion into higher growth adjacent markets with its banking VAN and payment gateway businesses;

  Diverse product offering: KSNet is the only total payment solutions provider offering card VAN, payment gateway and banking VAN services in Korea. Net1 believes that this diverse product offering differentiates KSNet from other Korean payment solution providers, and allows it to cross-sell its products across its customer base. We believe this diverse offering strengthens its position with its sales agents by providing additional revenue sources to them;

  Multiple synergistic opportunities for Net1: Net1 management has identified three key areas to drive revenue synergies:

  KSNet’s core card VAN business is similar to Net1’s South African EasyPay operation, thereby creating an opportunity to incorporate new offerings such as the value-added services offered by EasyPay;

  Korea is widely regarded as one of the more advanced users of mobile technology in the world and given KSNet’s well-established relationships with mobile operators, financial institutions and retailers and its growing e- commerce processing business, Net1 has an attractive platform to potentially introduce its Mobile Virtual Card technology;

  KSNet’s presence in Korea provides an established base in Asia for Net1’s business development activities in the region;

  Revenue and earnings diversification: The acquisition of KSNet meaningfully diversifies Net1’s revenues and earnings outside its core South African operations. On a pro-forma basis for fiscal 2010, KSNet would represent approximately 30% of Net1’s revenue; and

  Expansion of expertise and management team: Increase in the depth and diversity of the Net1 management team with the addition of experienced executives in Asia. The KSNet management team has significant experience and relationships within the Korean transaction processing sector as well as across multiple industries like banking, telecommunications, retail, etc.

“This transaction marks a key milestone for Net1, and fits squarely into our long-term vision of globalizing the Company, penetrating certain key growth markets, while also diversifying our business internationally,” said Dr. Serge Belamant, Net1’s Chairman and Chief Executive Officer. “KSNet offers us the opportunity to further capitalize on its position in a high growth market, advance its newer businesses in banking VAN and payment gateways, as well as introduce key products and services from Net1’s EasyPay and Mobile Virtual Card offerings, providing a comprehensive and differentiated solution to cardholders, financial institutions and merchants in Korea.” Dr. Belamant added, “Equally important, KSNet’s sustainable growth platform meaningfully enhances our geographic, customer and product diversification strategy. The management team and staff bring a wealth of experience in the Korean transaction processing market and we expect them to play a key role in driving growth for our combined company.”

Net1 will host a conference call to discuss the acquisition on Friday, September 17, 2010, at 9:00 a.m. Eastern Time. To participate in the call, dial 1-800-860-2442 (U.S. only), 1-866-605-3852 (Canada only), 0-800-917-7042 (U.K. only) or 0-800-200-648 (South Africa only) five minutes prior to the start of the call. Callers should request “Net1 call” upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least 10 minutes prior to the call. A webcast of the call will be available for replay on the Net1 website through October 15, 2010.

Net1 was advised by Standard Chartered Bank and Yulchon and DLA Piper US LLP provided legal counsel.

About KSNet

KSNet services a broad range of industries in Korea, including credit card, retail and wholesale merchant, financial institutions, governmental organizations, utility companies and e-commerce businesses. It offers payment processing solutions including payment card and banking value added networks (“VAN”), payment gateways, cash receipt, purchase cards and point cards. It has a diverse merchant base and processed over 1.4 billion transactions in 2009.

About Net1 (www.net1.com)

Net1 provides its universal electronic payment system, or UEPS, as an alternative payment system for the unbanked and under-banked populations of developing economies. Our market-leading system enables the estimated four billion people who generally have limited or no access to a bank account, to enter affordably into electronic transactions with each other, government agencies, employers, merchants and other financial service providers. Our universal electronic payment system, or UEPS, uses smart cards that operate in real-time but offline, unlike traditional payment systems offered by major banking institutions that require immediate access through a communications network to a centralized computer. This offline capability means that users of the Net1 system can enter into transactions at any time with other card holders even in the most remote areas so long as a portable offline smart card reader is available. In addition to payments and purchases, UEPS can be used for banking, healthcare management, international money transfers, voting and identification.

Net1 also focuses on the development and provision of secure transaction technology, solutions and services and offers transaction processing, financial and clinical risk management solutions to both funders and providers of healthcare. Its core competencies around secure online transaction processing, cryptography and integrated circuit card (chip/smartcard) technologies are principally applied to electronic commerce transactions in the telecommunications, banking, retail, petroleum and utilities market sectors.

Net1 has a primary listing on the Nasdaq and a secondary listing on the JSE Limited.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release regarding strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. Factors that might cause such differences include, but are not limited to: the risk that the Company’s business and the KSNet business will not be integrated successfully; the possibility that the expected synergies from the proposed acquisition will not be realized, or will not be realized within the expected time period; disruption from the proposed acquisition making it more difficult to maintain business and operational relationships; the risk that the proposed acquisition does not close, including, but not limited to, due to the failure to satisfy the closing conditions; currency fluctuations between the KRW and the functional or reporting currency of the Company before the closing date; and other factors, many of which are beyond the Company’s control; and other important factors included in the Company’s reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Dhruv Chopra
Vice President of Investor Relations
Phone: +1-212-626-6675
Email: dchopra@net1.com